As filed with the Securities and Exchange Commission on February 4, 2014

Registration No. 333-185179

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Regency Energy Partners LP

Regency Energy Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	16–1731691
Delaware	38–3747282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

(214) 750-1771

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas E. Long

Regency GP LLC

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

(214) 750-1771

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William N. Finnegan IV

Sean T. Wheeler

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price / Proposed Maximum Aggregate Offering Price /Amount of Registration Fee(1)
Common Units
Debt Securities
Guarantees of Debt Securities(2)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.
(2)	Subsidiaries of Regency Energy Partners LP may fully and unconditionally guarantee on an unsecured basis the debt securities of Regency Energy Partners LP and Regency Energy Finance Corp. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
CDM Resource Management LLC	Delaware	26-1716854
FrontStreet Hugoton LLC	Delaware	68-0512892
Gulf States Transmission LLC	Louisiana	72-1146059
Pueblo Holdings, Inc.	Delaware	83-0477804
Pueblo Midstream Gas Corporation	Texas	76-0645929
Regal Midstream LLC	Delaware	46-4469286
Regency Field Services LLC	Delaware	35-2270502
Regency Gas Services LP	Delaware	03-0516215
Regency Gas Utility LLC	Delaware	26-0103022
Regency Haynesville Intrastate Gas LLC	Delaware	90-0446410
Regency HEP LLC	Delaware	46-4463708
Regency Liquids Pipeline LLC	Delaware	32-0077619
Regency Midcontinent Express LLC	Delaware	27-2711062
Regency Midstream LLC	Delaware	45-0921356
Regency OLP GP LLC	Delaware	20-4188520
Regency Ranch JV LLC	Delaware	45-5341886
Regency Texas Pipeline LLC	Delaware	27-5225952
RGP Marketing LLC	Texas	75-2468080
RGP Westex Gathering Inc.	Texas	75-2400144
RGU West LLC	Texas	20-0068473
West Texas Gathering Company	Delaware	75-0976094
WGP-KHC, LLC	Delaware	48-1267995

(1)	The address, including zip code, and telephone number, including area code, of each additional registrant guarantor’s principal executive office is 2001 Bryan Street, Suite 3700, Dallas, Texas 75201, (214) 750-1771.

EXPLANATORY NOTE

This Registration Statement on Form S-3 (Registration No. 333-185179) of Regency Energy Partners LP (the “Partnership”), Regency Energy Finance Corp. and the Partnership’s subsidiary guarantor registrants (the “Registration Statement”) is being amended to add Regal Midstream LLC and Regency HEP LLC, each subsidiaries of the Partnership, as co-registrants that are, or may potentially be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under this Registration Statement. This Registration Statement is also being amended to remove CDM Resource Management I LLC, Zephyr Gas Services LLC and Zephyr Gas Services I LLC, each former subsidiaries of the Partnership, as co-registrants that were, or may potentially have been, guarantors of some or all of the debt securities with respect to which offers and sales are registered under this Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

The following sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions.

SEC Registration Fee	*
Legal Fees and Expenses	**
Accountants’ Fees and Expenses	**
Trustee Fees and Expenses	**
Printing and Engraving Expenses	**
Miscellaneous	**

TOTAL	**

*	The registrants are deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, the registration fee will be paid at the time of the particular offering of securities, and is therefore not currently determinable.
**	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

ITEM 15.	Indemnification of Directors and Officers.

Regency Energy Partners LP

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•	any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

•	any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. We also have indemnification agreements with our executive officers and directors. Pursuant to such indemnification agreements, we have agreed to indemnify our executive officers and directors against certain liabilities. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Any underwriting or purchase agreement entered into in connection with the sale of the securities offered pursuant to this registration statement will provide for indemnification of our officers and directors, including indemnification for liabilities under the Securities Act.

Regency Energy Finance Corp.

Regency Energy Finance Corp. (“Regency Finance”) is a Delaware corporation. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination will be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Regency Finance’s certificate of incorporation and bylaws provide that current and former directors and officers, or directors and officers serving at the request of Regency Finance in additional capacities, will be indemnified to the fullest extent permitted under the DGCL. Regency Finance may also indemnify any employee or agent to the fullest extent permitted by the DGCL.

Subsidiary Guarantors

Delaware

Each of Pueblo Holdings, Inc. (“Pueblo Holdings”) and West Texas Gathering Company (“West Texas” and, together with Pueblo Holdings, the “Delaware Corporate Guarantors”) is a Delaware corporation. The indemnification provisions of the DGCL described in “Regency Energy Finance Corp.” above also relate to the directors and officers of Pueblo Holdings and West Texas. The certificates of incorporation and bylaws of the Delaware Corporate Guarantors provide generally that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is the legal representative of, is or was or has agreed to be become a director or officer of a Delaware Corporate Guarantor or otherwise is or was serving or has agreed to serve as a director, officer, employee or agent will be indemnified and held harmless to the fullest extent of the DGCL.

Each of CDM Resource Management LLC, FrontStreet Hugoton LLC, Regal Midstream LLC, Regency Field Services LLC, Regency Gas Utility LLC, Regency Haynesville Intrastate Gas LLC, Regency HEP LLC, Regency Liquids Pipeline LLC, Regency Midcontinent Express LLC, Regency Midstream LLC, Regency OLP GP LLC, Regency Ranch JV LLC, Regency Texas Pipeline LLC and WGP-KHC, LLC is a Delaware limited liability company (each, a “Delaware LLC”). Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each Delaware LLC contains indemnification provisions that generally provide that such Delaware LLC will indemnify any person against any losses, damages, claims or liabilities to which they may become subject or which the Delaware LLC may incur as a result of being or having been a member, director or officer of the Delaware LLC or an officer, director, stockholder, manager, member or partner of the Delaware LLC’s member, or while serving in a similar capacity at the request of the Delaware LLC, and may advance to them or reimburse them for expenses incurred in connection therewith.

Regency Gas Services LP (“RGSLP”) is a Delaware limited partnership. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. The RGSLP limited partnership agreement provides that RGSLP will indemnify the general partner, each affiliate of the general partner, each officer of RGSLP and each officer, director, stockholder, manager, member, representative of the management committee and partner of the general partner or any of its affiliates, and if so determined by the general partner, each employee of the general partner or any of its affiliates, against any claim, loss, damage, liability, or expense (including attorneys’ fees) suffered or incurred by reason of, arising from or related to the operations of RGSLP.

Louisiana

Gulf States Transmission LLC (“Gulf States”) is a Louisiana limited liability company. Section 12:1315 of the Louisiana Business Corporation Law (the “LBCL”) provides that the articles of organization or a written operating agreement of a limited liability company may (a) eliminate or limit the personal liability of a member or members, if management is reserved to the members, or a manager or managers, if management is vested in one or more managers pursuant to Section 12:1312 of the LBCL, for monetary damages for breach of any duty provided for in Section 12:1314 of the LBCL or (b) provide for indemnification of a member or members, or a manager or managers, for judgments, settlements, penalties, fines, or expenses incurred because he is or was a member or manager; provided that no provision permitted under (a) or (b) will limit or eliminate the liability of a member or manager for the amount of a financial benefit received by a member or manager to which he is not entitled or for an intentional violation of a criminal law.

The limited liability company agreement of Gulf States contains indemnification provisions that generally provide that Gulf States will indemnify any person against any losses, damages, claims or liabilities to which they may become subject or which Gulf States may incur as a result of being or having been a member, director or officer of Gulf States or an officer, director, stockholder, manager, member or partner of Gulf States’ member, or while serving in a similar capacity at the request of Gulf States, and may advance to them or reimburse them for expenses incurred in connection therewith.

Texas

Each of Pueblo Midstream Gas Corporation and RGP Westex Gathering Inc. (each, a “Texas Corporation”) is a Texas corporation. Each of RGP Marketing LLC and RGU West LLC (each, a “Texas LLC”) is a Texas limited liability company. Sections 8.101 and 8.102 of the Texas Business Organizations Code (“TBOC”) provide that any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which he was, is, or is threatened to be made a respondent if: (i) he acted in good faith, (ii) he reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (iii) in the case of a criminal proceeding, he did not have reasonable cause to believe that his conduct was unlawful. In connection with any proceeding in which the person is (x) found liable because the person improperly received a personal benefit or (y) found liable to the enterprise, indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and will not include a judgment, penalty, fine, or an excise or similar tax. Indemnification may not be made in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the enterprise, breach of the person’s duty of loyalty owed to the enterprise or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. To limit indemnification, liability must be established by an order and all appeals of the order must be exhausted or foreclosed by law.

Under Section 8.051 of the TBOC, a corporation or limited liability company shall indemnify a director or officer against reasonable expenses incurred by such director or officer, in connection with a proceeding in which such director or officer is named defendant or respondent because they are or were a director or officer, if they have been wholly successful, on the merits or otherwise, in the defense of the proceeding. In addition, such indemnification may be ordered in a proper case by a court of law under Section 8.052 of the TBOC.

The bylaws of each Texas Corporation and the limited liability company agreement of each Texas LLC generally provide that each Texas Corporation and each Texas LLC, as applicable, will indemnify its present and former directors, officers, employees or agents, or any person who, while serving in such capacity, serves as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture or similar entity at the request of each Texas Corporation and each Texas LLC, as applicable. Indemnitees are entitled to advancement of expenses and indemnification to the fullest extent permitted by the TBOC.

ITEM 16.	Exhibits.

(a) See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Post-Effective Amendment No. 2 to Form S-3, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules.

Not Applicable.

ITEM 17.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by such undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To file an application for the purpose of determining the eligibility of the trustee under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 4, 2014.

REGENCY ENERGY PARTNERS LP

By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in their capacities indicated, which are with Regency GP LLC, the general partner of Regency GP LP, the general partner of Regency Energy Partners LP, on the dates indicated:

Signature	Title	Date

/s/ Michael J. Bradley	President, Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2014
Michael J. Bradley

*	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	February 4, 2014
Thomas E. Long

*	Vice President and Controller (Principal Accounting Officer)	February 4, 2014
A. Troy Sturrock

*	Director	February 4, 2014
James W. Bryant

*	Director	February 4, 2014
Rodney L. Gray

*	Chairman of the Board of Directors	February 4, 2014
John D. Harkey

*	Director	February 4, 2014
John W. McReynolds

* By:	/s/ Michael J. Bradley
Michael J. Bradley, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 4, 2014.

REGENCY ENERGY FINANCE CORP.

By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in their capacities indicated on the dates indicated:

Signature	Title	Date

/s/ Michael J. Bradley	President and Director (Principal Executive Officer)	February 4, 2014
Michael J. Bradley

*	Vice President and Director (Principal Financial Officer)	February 4, 2014
Thomas E. Long

*	Vice President (Principal Accounting Officer)	February 4, 2014
A. Troy Sturrock

* By:	/s/ Michael J. Bradley
Michael J. Bradley, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 4, 2014.

REGENCY GAS SERVICES LP

By:	Regency OLP GP LLC, its general partner

By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in their capacities indicated, which are with Regency OLP GP LLC, the general partner of Regency Gas Services LP, on the dates indicated:

Signature	Title	Date

/s/ Michael J. Bradley	President and Director (Principal Executive Officer)	February 4, 2014
Michael J. Bradley

*	Vice President and Director (Principal Financial Officer)	February 4, 2014
Thomas E. Long

*	Vice President and Director (Principal Accounting Officer)	February 4, 2014
A. Troy Sturrock

* By:	/s/ Michael J. Bradley
Michael J. Bradley, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants (each, a “Corporate Guarantor”) certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Amendment No. 2 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 4, 2014.

PUEBLO HOLDINGS, INC.
PUEBLO MIDSTREAM GAS CORPORATION RGP WESTEX GATHERING INC. WEST TEXAS GATHERING COMPANY

By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in their capacities with each Corporate Guarantor indicated on the dates indicated:

Signature	Title	Date

/s/ Michael J. Bradley	President and Director (Principal Executive Officer)	February 4, 2014
Michael J. Bradley

*	Vice President and Director (Principal Financial Officer)	February 4, 2014
Thomas E. Long

*	Vice President (Principal Accounting Officer)	February 4, 2014
A. Troy Sturrock

* By:	/s/ Michael J. Bradley
Michael J. Bradley, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants (each, a “LLC Guarantor”) certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Amendment No. 2 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 4, 2014.

CDM RESOURCE MANAGEMENT LLC

FRONTSTREET HUGOTON LLC

GULF STATES TRANSMISSION LLC

REGENCY FIELD SERVICES LLC

REGENCY GAS UTILITY LLC

REGENCY HAYNESVILLE INTRASTATE GAS LLC

REGENCY LIQUIDS PIPELINE LLC

REGENCY MIDCONTINENT EXPRESS LLC

REGENCY MIDSTREAM LLC

REGENCY RANCH JV LLC

REGENCY TEXAS PIPELINE LLC

RGP MARKETING LLC

RGU WEST LLC

WGP-KHC, LLC

	By:	FrontStreet Hugoton LLC, its sole member

By:	Regency Gas Services LP, its sole member
By:	Regency OLP GP LLC, its general partner

By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in their capacities indicated, which are with Regency OLP GP LLC, the general partner of Regency Gas Services LP, the sole member of each LLC Guarantor (and, with respect to WGP-KHC, LLC, the sole member of such entity’s sole member), on the dates indicated:

Signature	Title	Date

/s/ Michael J. Bradley Michael J. Bradley	President and Director (Principal Executive Officer)	February 4, 2014

* Thomas E. Long	Vice President and Director (Principal Financial Officer)	February 4, 2014

* A. Troy Sturrock	Vice President and Director (Principal Accounting Officer)	February 4, 2014

* By:	/s/ Michael J. Bradley
Michael J. Bradley, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and have duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 4, 2014.

REGENCY OLP GP LLC

By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in their capacities indicated on the dates indicated:

Signature	Title	Date

/s/ Michael J. Bradley Michael J. Bradley	President and Director (Principal Executive Officer)	February 4, 2014

* Thomas E. Long	Vice President and Director (Principal Financial Officer)	February 4, 2014

* A. Troy Sturrock	Vice President (Principal Accounting Officer)	February 4, 2014

* By:	/s/ Michael J. Bradley
Michael J. Bradley, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrants (each, a “New LLC Guarantor”) certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Amendment No. 2 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 4, 2014.

REGAL MIDSTREAM LLC
REGENCY HEP LLC

By:	Regency Gas Services LP, its sole member
By:	Regency OLP GP LLC, its general partner

By:	/s/ Michael J. Bradley
	Name:	Michael J. Bradley
	Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Bradley and Thomas E. Long, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in their capacities indicated, which are with Regency OLP GP LLC, the general partner of Regency Gas Services LP, the sole member of each New LLC Guarantor, on the dates indicated:

Signature	Title	Date

/s/ Michael J. Bradley Michael J. Bradley	President and Director (Principal Executive Officer)	February 4, 2014

/s/ Thomas E. Long Thomas E. Long	Vice President and Director (Principal Financial Officer)	February 4, 2014

/s/ A. Troy Sturrock A. Troy Sturrock	Vice President and Director (Principal Accounting Officer)	February 4, 2014

EXHIBIT LIST

Exhibit Number	Description

1.1***	Form of Underwriting Agreement.

2.1	Purchase Agreement, dated as of March 22, 2011, by and among ETP-Regency Midstream Holdings, LLC, LDH Energy Asset Holdings LLC, Louis Dreyfus Highbridge Energy LLC and, for the limited purposes set forth therein, Energy Transfer Partners, L.P. and Regency Energy Partners LP. (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K/A filed March 25, 2011).

2.2	Contribution Agreement dated of February 27, 2013, by and among Southern Union Company, Regency Energy Partners LP, Regency Western G&P LLC, ETP Holdco Corporation, Energy Transfer Equity, L.P., Energy Transfer Partners, L.P. and ETC Texas Pipeline, Ltd. (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed February 28, 2013).

2.3	Amendment No. 1 to Contribution Agreement dated as of April 16, 2013, by and among Southern Union Company, Regency Energy Partners LP, Regency Western G&P LLC, ETP Holdco Corporation, Energy Transfer Equity, L.P., Energy Transfer Partners, L.P. and ETC Texas Pipeline, Ltd. (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed April 16, 2013).

2.4	Agreement and Plan of Merger, dated as of October 9, 2013, by and among Regency Energy Partners LP, RVP LLC, Regency GP LP, PVR Partners, L.P. and PVR GP, LLC (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed October 10, 2013).

2.5	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 7, 2013, by and among Regency Energy Partners LP, RVP LLC, Regency GP LP, PVR Partners, L.P. and PVR GP, LLC (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed November 7, 2013).

2.6	Contribution Agreement, dated as of December 22, 2013, by and among Regency Energy Partners LP, Regency HEP LLC, and Hoover Energy Partners, L.P. (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed December 22, 2013).

2.7	Contribution Agreement, dated as of December 23, 2013, by and among Regency Energy Partners LP, Regal Midstream LLC, and Eagle Rock Energy Partners, L.P. (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed December 23, 2013).

4.1	Certificate of Limited Partnership of Regency Energy Partners LP (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1 filed September 15, 2005).

4.2	Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP dated as of February 3, 2006 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed February 9, 2006).

4.3	Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed August 15, 2006).

4.4	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed September 22, 2006).

4.5	Amendment No. 3 to Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed January 8, 2008).

4.6	Amendment No. 4 to Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed January 16, 2008).

4.7	Amendment No. 5 to Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed August 28, 2008).

4.8	Amendment No. 6 to Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed March 2, 2009).

4.9	Amendment No. 7 to Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed September 4, 2009).

4.10	Amendment No. 8 to Amended and Restated Agreement of Limited Partnership of Regency Energy Partners LP (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed April 30, 2013).

4.11	Certificate of Formation of Regency GP LLC (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-1 filed September 15, 2005).

4.12	Amended and Restated Limited Liability Company Agreement of Regency GP LLC (incorporated by reference to Exhibit 3.3 to our Current Report on Form 8-K filed February 9, 2006).

4.13	First Amendment to Amended and Restated Limited Liability Company Agreement of Regency GP LLC (incorporated by reference to Exhibit 3.5 to our Annual Report on Form 10-K filed March 1, 2010).

4.14	Second Amendment to Amended and Restated Limited Liability Company Agreement of Regency GP LLC (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed August 10, 2010).

4.15	Third Amendment to Amended and Restated Limited Liability Company Agreement of Regency GP LLC (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed January 6, 2011).

4.16	Certificate of Limited Partnership of Regency GP LP (incorporated by reference to Exhibit 3.5 to our Registration Statement on Form S-1 filed September 15, 2005).

4.17	Amended and Restated Limited Partnership Agreement of Regency GP LP (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed February 9, 2006).

4.18	Second Amended and Restated General Partnership Agreement of RIGS Haynesville Partnership Co. dated as of December 18, 2009 (incorporated by reference to Exhibit 3.8 to our Annual Report on Form 10-K filed March 1, 2010).

4.19	First Amendment to Second Amended and Restated General Partnership Agreement of RIGS Haynesville Partnership Co. dated as of March 9, 2010 (incorporated by reference to Exhibit 10.39 to our Quarterly Report on Form 10-Q filed May 7, 2010).

4.20	Form of Common Unit Certificate Evidencing Common Units Representing Limited Partnership Interests in Regency Energy Partners LP (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1/A filed January 11, 2006).

4.21	Registration Rights Agreement dated May 26, 2010 by and among Energy Transfer Equity, L.P. and Regency Energy Partners LP (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed May 28, 2010).

4.22	Registration Rights Agreement dated May 26, 2010 by and among Regency LP Acquirer, L.P. and Regency Energy Partners LP (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed May 28, 2010).

4.23	Investor Rights Agreement dated as of May 26, 2010 by and among Regency LP Acquirer LP, Regency GP LP and Regency GP LLC (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed May 28, 2010).

4.24	Registration Rights Agreement dated May 2, 2011 by and between Regency Energy Partners LP and the purchasers set forth on Schedule I thereto (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed May 2, 2011).

4.25	Registration Rights Agreement, dated as of April 30, 2013, by and between Southern Union Company and Regency Energy Partners LP (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed April 30, 2013).

4.26	Registration Rights Agreement, dated as of April 30, 2013, among Regency Energy Partners LP, Regency Energy Finance Corp., certain subsidiaries of Regency Energy Partners LP party thereto, PEPL Holdings, LLC and J.P. Morgan Securities LLC, as representative of the several initial purchasers (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed April 30, 2013).

4.27	Indenture dated October 27, 2010 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed October 27, 2010).

4.28	First Supplemental Indenture dated October 27, 2010 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee (including the form of the Notes) (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed October 27, 2010).

4.29	Second Supplemental Indenture dated May 24, 2011 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee (including the form of the Notes) (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed May 26, 2011).

4.30	Third Supplemental Indenture dated May 26, 2011 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee (including the form of the Notes) (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed May 26, 2011).

4.31	Fourth Supplemental Indenture dated May 22, 2012 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.9 to Post-Effective Amendment No. 2 to our Registration Statement on Form S-3 (File No. 333-169901) filed September 27, 2012).

4.32	Fifth Supplemental Indenture dated as of October 2, 2012 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee (including the form of the Notes) (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed October 2, 2012).

4.33**	Sixth Supplemental Indenture dated August 15, 2013 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee.

4.34	Indenture dated April 30, 2013 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed April 30, 2013).

4.35**	First Supplemental Indenture dated August 15, 2013 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.36	Indenture dated September 11, 2013 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed September 11, 2013).

4.37	First Supplemental Indenture dated September 11, 2013 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed September 11, 2013).

4.38	Regency Energy Partners LP 2011 Long-Term Incentive Plan (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed December 20, 2011).

4.39	Form of Grant of Phantom Units with DERs (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed December 20, 2011).

4.40	Form of Grant of Phantom Units with DERs (incorporated by reference to Exhibit 4.19 to our Annual Report on Form 10-K filed March 1, 2013).

4.41	Form of Time-Vested Phantom Unit Agreement (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q filed May 9, 2013).

4.42	Form of Senior Indenture.

4.43	Form of Restricted Common Unit Agreement (incorporated by reference to Exhibit 4.3 to our Quarterly Report on Form 10-Q filed May 9, 2013).

4.44**	Form of Time-Vested Phantom Unit Agreement (incorporated by reference to Exhibit 4.2 to our Quarterly Report on Form 10-Q filed May 9, 2013).

5.1**	Opinion of Latham & Watkins LLP regarding the legality of the securities being registered.

5.2**	Opinion of Latham & Watkins LLP regarding the legality of the guarantees covered by Post-Effective Amendment No. 1 to Form S-3.

5.3*	Opinion of Latham & Watkins LLP regarding the legality of the guarantees covered by this Post-Effective Amendment No. 2.

12.1**	Statement of Computation of Ratios of Earnings to Fixed Charges.

23.1*	Consent of Grant Thornton LLP (Regency Energy Partners LP).

23.2*	Consent of Grant Thornton LLP (RIGS Haynesville Partnership Co.).

23.3*	Consent of Grant Thornton LLP (Lone Star NGL LLC).

23.4*	Consent of Grant Thornton LLP (Southern Union Gathering Company, LLC).

23.5*	Consent of KPMG LLP (Regency Energy Partners LP).

23.6*	Consent of KPMG LLP (RIGS Haynesville Partnership Co.).

23.7*	Consent of KPMG LLP (PVR Partners, L.P.).

23.8*	Consent of KPMG LLP (certain assets and operations of Eagle Rock Energy Partners, L.P.).

23.9*	Consent of PricewaterhouseCoopers LLP (Midcontinent Express Pipeline LLC).

23.10*	Consent of Ernst & Young LLP (LDH Energy Asset Holdings LLC).

23.11*	Consent of Latham & Watkins LLP (included in Exhibit 5.3 hereto).

24.1**	Powers of Attorney (included on the signature pages to the original Registration Statement).

24.2*	Powers of Attorney (included on the signature pages to this Post-Effective Amendment No. 2).

25.1**	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

*	Filed herewith.
**	Previously filed as an exhibit to the Registration Statement.
***	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.